Registration No. 333-________

==============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                             ___________________
                                   Form S-8

                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933
                             ___________________

                                  CULP, INC.
           (Exact name of registrant, as specified in its charter)
     North Carolina                                          56-1001967
(State or other jurisdiction of                           (I.R.S. Employer
incorporation or organization)                           Identification No.)
                            101 South Main Street
                             Post Office Box 2686
                    High Point, North Carolina 27261-2686
                  (Address of principal executive officers)
                             ___________________

                                  Culp, Inc.
                      1997 Performance-Based Option Plan
                           (Full title of the plan)
                             ___________________

                              PHILLIP W. WILSON
                  Vice President and Chief Financial Officer
                                  Culp, Inc.
                            101 South Main Street
                             Post Office Box 2686
                    High Point, North Carolina 27261-2686
                   (Name and address of agent for service)
                                (336) 889-5161
        (Telephone number, including area code, of agent for service)

                       CALCULATION OF REGISTRATION FEE
==========================================================================================================
                                                    Proposed maximum  Proposed maximum
  Title of securities                 Amount to be   offering price   aggregate offering     Amount of
    to be registered                   registered        per unit         price           registration fee
==========================================================================================================
Common Stock, $.05 par value            106,000(1)        $3.56(2)        $377,360(2)           $94.34
(including options under the Culp,
Inc. 1997 Performance-Based Option
Plan and including associated rights to
purchase Series A Participating
Preferred Stock) (3)
==========================================================================================================

(1)   Pursuant to Rule 416 under the Securities Act of 1933, as amended,  this registration  statement  also  relates  to an  indeterminate  number  of additional  shares of common stock  issuable  with respect to the shares registered  hereunder in the event of a stock split,  stock  dividend or other similar transaction.
(2)   In  accordance  with Rule  457(h)(1) of  Regulation C, the price for the shares is computed  on the basis of the average  high and low prices for
      Common  Shares  on April  18,  2001 as  reported  on the New York  Stock
      Exchange.
(3)   Each share of Common  Stock of the  Company  has one  attached  right to purchase  Series  A  Participating  Preferred  Stock  under  the  Rights
      Agreement,  dated as of October 8, 1999 between Culp, Inc. and Equiserve
      Trust Company, N.A., as Rights Agent.
==========================================================================================================

                     PART II INFORMATION REQUIRED IN THE
                            REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

      The  following   documents   filed  with  the  Securities  and  Exchange
Commission by Culp, Inc. (the "Company") are incorporated by reference into this registration statement:

      (a) The Company's Annual Report on Form 10-K for the fiscal year ended April 30, 2000, as amended;

      (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of its latest fiscal year, as amended; and

      (c) The description of the Common Stock, par value $.05 per share ("Common Stock") of the Company set forth in the Company's registration statements filed pursuant to Section 12 of the Exchange Act and any amendment or report filed for the purpose of updating such descriptions.

      All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all of such securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

      Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document (which also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 6.  Indemnification of Directors and Officers.

      Section 55-2-02 of the North Carolina Business Corporation Act (the "North Carolina Corporation Act") enables a North Carolina corporation in its articles of incorporation to eliminate or limit, with certain exceptions, the personal liability of a director for monetary damages for breach of duty as a director. No such provision is effective to eliminate or limit a director's liability for (i)-acts or omissions that the director at the time of the breach knew or believed to be clearly in conflict with the best interests of the corporation, (ii)-improper distributions described in Section 55-8-33 of the North Carolina Corporation Act, (iii)-any transaction from which the director derived an improper personal benefit, or (iv)-acts or omissions occurring prior to the date the exculpatory provision became effective. The Company's Articles of Incorporation limit the personal liability of its directors to the fullest extent permitted by the North Carolina Corporation Act.

      Sections 55-8-50 through 55-8-58 of the North Carolina Corporation Act permit a corporation to indemnify its directors, officers, employees or agents under either or both a statutory or nonstatutory scheme of indemnification. Under the statutory scheme, a corporation may, with certain exceptions, indemnify a director, officer, employee or agent of the corporation who was, is or is threatened to be made, a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative, or investigative, because of the fact that such person was a director, officer, agent or employee of the corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. This indemnity may include the obligation to pay any judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) and reasonable expenses incurred in connection with a proceeding (including counsel fees), but no such indemnification may be granted unless such director, officer, agent or employee (i)-conducted himself in good faith,
(ii)-reasonable believed (1)-that any action taken in his official capacity with the corporation was in the best interest of the corporation or (2)-that in all other cases his conduct at least was not opposed to the corporation's best interest, and (iii)-in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Whether a director has met the requisite standard of conduct for the type of indemnification set forth above is determined by the board of directors, a committee of directors, special legal counsel or the shareholders in accordance with
Section 55-8-55 of the North Carolina Corporation Act. A corporation may not indemnify a director under the statutory scheme in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with a proceeding in which a director was adjudged liable on the basis of having received an improper personal benefit.

      In addition to, and notwithstanding the conditions and limitations on indemnification described above under the statutory scheme, Section 55-8-57 of the North Carolina Corporation Act permits a corporation to indemnify or agree to indemnify any of its directors, officers, employees or agents against liability and expenses (including attorneys' fees) in any proceeding (including proceedings brought by or on behalf of the corporation) arising out of their status as such or their activities in such capacities, except for any liabilities or expenses incurred on account of activities that were, at the time taken, known or believed by the person seeking indemnification to be clearly in conflict with the best interests of the corporation. Because the Company's Bylaws provide for indemnification to the fullest extent permitted under the North Carolina Corporation Act, the Company may indemnify its directors, officers and employees in accordance with either the statutory or the nonstatutory standard.

      Sections 55-8-52 and 55-8-56 of the North Carolina Corporation Act require a corporation, unless its articles of incorporation provide otherwise, to indemnify a director or officer who has been wholly successful on the merits or otherwise in the defense of any proceeding to which such director or officer was, or was threatened to be made, a party because he is or was a director or officer of the corporation. Unless prohibited by the articles of incorporation, a director or officer also may make application and obtain court-ordered indemnification if the court determines that such director or officer is fairly and reasonably entitled to such indemnification as provided in Section 55-8-54 and 55-8-56 of the North Carolina Corporation Act.

      Additionally, Section 55-8-57 of the North Carolina Corporation Act authorizes a corporation to purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent of the corporation against certain liabilities incurred by such persons, whether or not the corporation is otherwise authorized by the North Carolina Corporation Act to indemnify such party. The Company's directors and officers are currently covered under the directors' and officers' insurance policies maintained by the Company that will indemnify such persons against certain liabilities arising from acts or omissions in the discharge of their duties.

Item 8.  Exhibits.

   Exhibit Number                            Description
         4.1          Culp, Inc. 1997 Performance-Based Option Plan

         4.2 Articles of Incorporation of the Company, as amended (incorporated by reference to Exhibit 3(i) of the Company's Quarterly Report on Form 10-Q for the period ended January 29, 1995)

         4.3 Articles of Amendment, dated October 5, 1999, to the Company's Articles of Incorporation (incorporated by reference to Exhibit 3(iii) of the Company's Quarterly Report on Form10-Q for the period ended October 31, 1999)

         4.4 Restated and Amended Bylaws of the Company, as amended (incorporated by reference to Exhibit 3(b) of the Company's Annual Report on Form 10-K for the fiscal year ended April 28, 1991)

         4.5 Rights Agreement, dated as of October 18, 1999, between the Company and Equiserve Trust Company, N.A., as Rights Agent, including the form of Articles of Amendment with respect to the Series A Participating Preferred Stock included as Exhibit A to the Rights Agreement, the forms of Rights Certificate included as Exhibit B to the Rights Agreement, and the form of Summary of Rights included as Exhibit C to the Rights Agreement (incorporated by reference to Exhibit 99.1 to the Company's Form 8-K dated October 12, 1999)

         5            Opinion  of  Robinson,   Bradshaw  &  Hinson,  P.A.  with
                      respect to the validity of the shares being offered

        23.1 Consent of Robinson, Bradshaw & Hinson, P.A. (contained in Exhibit 5)

        23.2          Consent of KPMG LLP

        24.1          Power of Attorney of Robert T. Davis,  dated February 27,
                      2001

        24.2          Power of  Attorney  of H. Bruce  English,  dated March 7,
                      2001

        24.3          Power of Attorney of Patrick B.  Flavin,  dated March 19,
                      2001

        24.4          Power of Attorney of Patrick H.  Norton,  dated  February
                      26, 2001

        24.5          Power of Attorney of Earl N.  Phillips,  Jr., dated March
                      1, 2001

        24.6          Power of Attorney  of Judith C.  Walker,  dated  February
                      26, 2001


Item 9.  Undertakings.

      The Company hereby undertakes as follows:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment to this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

      (3)   To  remove  from   registration  by  means  of  a   post-effective
amendment any of the securities being registered that remain unsold at the termination of the offering;

      (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

      (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of High Point, State of North Carolina on this 19 day of April, 2001.

                                    CULP, INC.

                                    By:   /s/ ROBERT G. CULP, III
                                          Robert G. Culp, III
                                          Chairman of the Board of Directors
                                          and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                         Title                Date
       /s/ ROBERT G. CULP, III        Chairman of the Board of  April 19, 2001
------------------------------------- Directors and Chief
         Robert G. Culp, III          Executive Officer

       /s/ HOWARD L. DUNN, JR.        President, Chief          April 19, 2001
------------------------------------- Operating Officer and
         Howard L. Dunn, Jr.          Director

        /s/ FRANKLIN N. SAXON         Senior Vice President,    April 19, 2001
------------------------------------- President of the Culp
          Franklin N. Saxon           Velvets/Prints Division
                                      and Director

        /s/ PHILLIP W. WILSON         Vice President and Chief  April 19, 2001
------------------------------------- Financial Officer
          Phillip W. Wilson           (Principal Financial and
                                      Accounting Officer)

        /s/ ROBERT T. DAVIS*          Director                  April 19, 2001
-------------------------------------
           Robert T. Davis

        /s/ H. BRUCE ENGLISH*         Director                  April 19, 2001
-------------------------------------
          H. Bruce English

       /s/ PATRICK B. FLAVIN*         Director                  April 19, 2001
-------------------------------------
          Patrick B. Flavin

       /s/ PATRICK H. NORTON*         Director                  April 19, 2001
-------------------------------------
          Patrick H. Norton

     /s/ EARL N. PHILLIPS, JR.*       Director                  April 19, 2001
-------------------------------------
          Earl N. Phillips

        /s/ JUDITH C. WALKER*         Director                  April 19, 2001
-------------------------------------
          Judith C. Walker

*By:  /s/ PHILLIP W. WILSON
     (Phillip W. Wilson, Attorney-in-Fact)

                                EXHIBIT INDEX

   Exhibit Number                            Description
         4.1          Culp, Inc. 1997 Performance-Based Option Plan

         4.2 Articles of Incorporation of the Company, as amended (incorporated by reference to Exhibit 3(i) of the Company's Quarterly Report on Form 10-Q for the period ended January 29, 1995)

         4.3 Articles of Amendment, dated October 5, 1999, to the Company's Articles of Incorporation (incorporated by reference to Exhibit 3(iii) of the Company's Quarterly Report on Form10-Q for the period ended October 31, 1999)

         4.4 Restated and Amended Bylaws of the Company, as amended (incorporated by reference to Exhibit 3(b) of the Company's Annual Report on Form 10-K for the fiscal year ended April 28, 1991)

         4.5 Rights Agreement, dated as of October 18, 1999, between the Company and Equiserve Trust Company, N.A., as Rights Agent, including the form of Articles of Amendment with respect to the Series A Participating Preferred Stock included as Exhibit A to the Rights Agreement, the forms of Rights Certificate included as Exhibit B to the Rights Agreement, and the form of Summary of Rights included as Exhibit C to the Rights Agreement (incorporated by reference to Exhibit 99.1 to the Company's Form 8-K dated October 12, 1999)

         5            Opinion  of  Robinson,   Bradshaw  &  Hinson,  P.A.  with
                      respect to the validity of the shares being offered

        23.1 Consent of Robinson, Bradshaw & Hinson, P.A. (contained in Exhibit 5)

        23.2          Consent of KPMG LLP

        24.1          Power of Attorney of Robert T. Davis,  dated February 27,
                      2001

        24.2          Power of  Attorney  of H. Bruce  English,  dated March 7,
                      2001

        24.3          Power of Attorney of Patrick B.  Flavin,  dated March 19,
                      2001

        24.4          Power of Attorney of Patrick H.  Norton,  dated  February
                      26, 2001

        24.5          Power of Attorney of Earl N.  Phillips,  Jr., dated March
                      1, 2001

        24.6          Power of Attorney  of Judith C.  Walker,  dated  February
                      26, 2001

                                                                   Exhibit 4.1

                                  CULP, INC.

                      1997 PERFORMANCE-BASED OPTION PLAN

      1. Purpose of Plan. The 1997 Performance-Based Option Plan (the "Plan") is intended to increase the incentive for participants to contribute to the success of Culp, Inc. and its subsidiaries ("Culp") and to reward them for their contribution to that success.

      2. Shares Subject to Plan. The options granted under this Plan will be options to acquire shares of Culp's common stock $.05 par value. The maximum number of shares that may be issued pursuant to this Plan is 106,000.

      3. Administration of Plan. The Compensation Committee (the "Committee") of Culp's Board of Directors will administer the Plan. Except to the extent permitted under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, during the year prior to commencement of service on the Committee, the Committee members will not have participated in or received securities under, and while serving and for one year after serving on the Committee, such members shall not receive securities under or be eligible for selection as persons to whom shares may be transferred or to whom stock options may be granted under, the Plan or any other discretionary plan of Culp (or an affiliate of Culp) under which participants are entitled to acquire shares, stock options or stock appreciation rights of Culp (or an affiliate of Culp).

      The Committee, in addition to any other powers granted to it hereunder, shall have the powers, subject to the expressed provisions of the Plan:

            (a) in its discretion, to determine the Employees (defined in Section 4(a) hereof) to receive options, the times when options shall be granted, the times when options may be exercised, the number of shares to be subject to each option, and any restrictions on the transfer or ownership of shares purchased pursuant to an option;

            (b) to prescribe, amend and repeal rules and regulations of general application relating to the Plan;

            (c)    to construe and interpret the Plan;

            (d) to require of any person exercising an option granted under the Plan, at the time of such exercise, the execution of any paper or making or any representation or the giving of any commitment that the Committee shall, in its discretion, deem necessary or advisable by reason of the securities laws of the United States or any State, or the execution of any paper or the payment of any sum of money in respect of taxes or the undertaking to pay or have paid any such sum that the Committee shall, in its discretion, deem necessary by reason of the Internal Revenue Code or any rule or regulation thereunder, or by reason of the tax laws of any State;

            (e) to amend stock options previously granted and outstanding, but no amendment to any such agreement shall be made without the consent of the optionee if such amendment would adversely affect the rights of the optionee under his stock option agreement; and no amendment shall be made to any stock option agreement that would cause the inclusion therein of any term or provision inconsistent with the Plan; and

            (f) to make all other determinations necessary or advisable for the administration of the Plan. Determinations of the Committee with respect to the matters referred to in this section shall be conclusive and binding on all persons eligible to participate under the Plan and their legal representatives and beneficiaries. The Committee shall have full authority to act with respect to the participation of any Employee, and nothing in the Plan shall be construed to be in derogation of such authority.

      The Committee may designate selected Committee members or employees of Culp to assist the Committee in the administration of the Plan and may grant authority to such persons to execute documents, including options, on behalf of the Committee, subject in each such case to the requirements of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended.

      Decisions and determinations of the Committee on all matters relating to the Plan shall be in its sole discretion and shall be conclusive. No member of the Committee, nor any person authorized to act on behalf of the Committee, shall be liable for any action taken or decision made in good faith relating to the Plan or any award thereunder.

      1.     Grant of Option to Employees.

            (a) Employees to Whom Options May Be Granted. The Committee may grant an option to any employee of Culp who is a corporate officer or who is determined by the Committee to be a key manager ("Employee"). In determining which Employees will be granted an option, the Committee shall consider the duties of the Employees, their present and potential contributions to the success of Culp, and such other factors as the Committee deems relevant in connection with accomplishing the purposes of the Plan.

            (b) Number of Shares. The Committee may grant to an Employee an option to purchase such number of shares as the Committee may chose.

            (c) Exercise Price. The exercise price with respect to each option granted hereunder will be $1.00 per share.

            (d) Date of Grants: Term of Options. By April 1, 1997, the Committee will grant to Employees hereunder options to purchase 106,000 shares, all of which options will be on the terms specified on Schedule 4(d) attached hereto.

      1. Exercise. An option granted hereunder may be exercised as to part or all of the shares covered thereby. During the participant's lifetime, only the participant or his legal guardian may exercise an option granted to the participant. If a participant dies prior to the expiration date of an option granted to him, without having exercised his option as to all of the shares covered thereby, the option may be exercised by the estate or a person who acquired the right to exercise the option by bequest or inheritance or by reason of the death of the Employee.

      2. Payment of Exercise Price. The exercise price will be payable upon exercise of the option to purchase shares. Payment of the exercise price shall be made in cash or, to the extent permitted by the Committee and as set forth in the Memorandum of Option, with shares of Culp common stock, valued at the fair market value on the date of exercise, delivered to or withheld by Culp at the time of exercise.

      3. Transferability. No option granted hereunder may be transferred by the participant except by will or by the laws of descent and distribution, upon the death of the participant.

      4.     Memorandum  of  Option.   The  Committee  will  deliver  to  each
participant to whom an option is granted a Memorandum of Option, stating the terms of the option.

      5. Capital Adjustments. The number of shares of common stock covered by each outstanding option granted under the Plan, and the option price thereof, will be subject to an appropriate and equitable adjustment, as determined by the Committee, to reflect any stock dividend, stock split or share combination, and will be subject to such adjustment as the Committee may deem appropriate to reflect any exchange of shares, recapitalization, merger, consolidation, separation, reorganization, liquidation or the like, of or by Culp.

      6. Amendment or Discontinuance. The Plan may be amended, altered or discontinued by the Board of Directors of Culp. No termination or amendment of the Plan shall materially and adversely affect any rights or obligations of the holder of an option theretofore granted under the Plan without his consent.

      7. Effect of the Plan. Neither the adoption of this Plan nor any action of the Board or the Committee shall be deemed to give any person any right to be granted an option to purchase common stock of Culp or any other rights hereunder except as may be expressly granted by the Committee and evidenced by a Memorandum of Option described in Section 8.

      8. Effectiveness of the Plan: Duration. The Plan shall be effective upon the approval of the Plan by the Board of Directors of Culp, but the Plan shall be subject to approval by the vote of the holders of a majority of the shares of stock of Culp entitled to vote. The Committee shall grant options as contemplated in Section 4(d) before submission of the Plan to the shareholders for their approval, but if such approval is not obtained within twelve months of the approval by the Board of Directors, then the Plan shall terminate and any options theretofore granted shall be void. No options may be granted under this Plan except the initial grants as contemplated in
Section 4(d).

                                   Schedule 4(d)

      1. Vesting /Exercisability. Except as provided below, the options would not become exercisable until January 1 , 2006.

         (a) Earnings. If the Company's reported audited earnings for any fiscal year 1997 through 1999 equal or exceed $1.50 per share, the options would become exercisable five business days after the Company makes a public announcement of such earnings. (The Committee would have the discretion to determine appropriate treatment for extraordinary items, accounting changes or substantial changes (including additional equity offerings) to the Company's capital structure.)

         (b)       Death,   Disability,    Retirement.   If   the   employee's
   employment terminates on account of death, disability or retirement after reaching age 65, his options will become immediately exercisable.

         (c) Limitations on Exercise. Before the holder of an option granted pursuant to this plan may exercise such option, such holder must first provide five (5) business days notice to Culp of the holder's intention to make such exercise, including the number of shares as to which the holder intends to exercise an option and the proposed date of the exercise. Upon receiving such notice, Culp will make a determination of the amount of applicable employee remuneration that would be attributable to the holder upon such exercise under the provisions of
   Section 162(m) of the Internal Revenue Code of 1986, as amended (or any successor provision) ("Section 162(m)"). If the amount of applicable employee remuneration attributable to the holder under Section 162(m) upon the proposed exercise, together with all other applicable employee remuneration attributable to the holder for Culp's tax year in which the exercise is proposed to be made, exceeds the amount of applicable employee remuneration attributable to the holder that would be deductible by Culp under the provisions of Section 162(m), then Culp will notify the holder, on or before the proposed date of exercise specified in the holder's notice, of the maximum number of shares as to which the holder may exercise an option and not exceed the amount of applicable employee remuneration that would be deductible by Culp under Section 162(m), and the holder's exercise shall be limited to an exercise with respect to such maximum number of shares. Further, if after the exercise of options under the plan the maximum amount of deductible applicable employee remuneration (as determined under Section 162(m)) has been received by or attributed to the holder of such options for Culp's current tax year, then any other applicable employee remuneration payable or to be paid during the same tax year by Culp to such holder pursuant to any agreement, plan or arrangement will not be paid to the holder during such tax year, but will be deferred and paid to such holder during the period beginning three months after the beginning of Culp's following tax year and ending four months after the beginning of such tax year. It is the intention of these provisions to limit the amount of shares as to which a holder of options under this plan may exercise options in any tax year to an amount that, when considered together with all other compensation received by the holder from Culp during such year, will not cause any compensation to be paid or attributed to such holder to be nondeductible to Culp pursuant to the provision of
   Section 162(m).

      1. Duration of Options. Once the options become exercisable, they remain exercisable until December 31, 2006; provided, however, that if the holder of options hereunder is prevented from exercising options because of the provisions of paragraph 1(c) above, the period during which such options may be exercised shall be extended by such period of time as is necessary to allow the holder to exercise all such options in compliance with paragraph 1(c), except that in no case will any options remain exercisable after December 31, 2011.

      2. Forfeiture/ Early Termination of Options. If the employee's employment is terminated for cause, the option expires upon termination; otherwise, the option expires three (3) months after termination of employment.